ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made as of April 8, 2009, by and among Spring Creek Acquisition Corp. (the “Company”), the parties signatory hereto (collectively, the “Seller”), AutoChina Group, Inc. (“AutoChina”) and Loeb & Loeb LLP, a California limited liability partnership, as escrow agent (the “Escrow Agent”).  Capitalized terms used but not defined herein shall have the meanings set forth in the Option Agreement (as defined below).

WITNESSETH:

WHEREAS, the Company was organized for the purpose of acquiring, through a stock exchange, asset acquisition or other similar business combination, or controlling, through contractual arrangements, an operating business, that has its principal operations in the Greater China region, which includes Hong Kong, Macau and Taiwan;

WHEREAS, the Company has agreed to acquire (the “Acquisition”) AutoChina pursuant to certain agreements.

WHEREAS, the Company, the Seller, and AutoChina are entering into a Put and Call Option Agreement dated as of the date hereof (the “Option Agreement”) pursuant to which the Seller will grant options to the Company to purchase, and the Company will grant options to the Seller to buy, an aggregate of 548,800 ordinary shares of the Company (the “Shares”); and

WHEREAS, the Company, the Seller, and AutoChina have requested that the Escrow Agent hold certain funds as provided in the Option Agreement (the “Escrowed Funds”) to secure the payment of the Option Price pursuant to the Option Agreement until the Escrow Agent has received confirmation that either the Put Options or Call Options have been exercised with respect to all Shares subject to the Option Agreement or is instructed to release the Escrowed Funds to the Seller as hereinafter provided.

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

TERMS OF THE ESCROW

1.1.           The parties hereby agree to establish an escrow account with the Escrow Agent whereby the Escrow Agent shall hold the Escrowed Funds in a non-interest bearing account.

1.2.           Upon the closing of the Acquisition, the Company shall deposit the Escrowed Funds directly with the Escrow Agent in immediately available funds by federal wire transfer.  The Escrowed Funds shall remain the property of the Company shall not be subject to any liens or charges by the Seller or the Escrow Agent or judgments or creditors' claims against the Seller, until released to the Seller as contemplated by the Option Agreement as hereinafter provided.  Escrow Agent will not use the information provided to it by the Company or the Seller for any purpose other than to fulfill its obligations as Escrow Agent.  The Company acknowledges and agrees that the Seller may, from time to time, request that the Escrow Agent provide it with written confirmation of the amount of Escrowed Funds held in escrow by the Escrow Agent.  Wire transfers to the Escrow Agent shall be made to a non-interest bearing account of the Escrow Agent as follows:

Bank:	Citibank, N.A.
Address:	666 Fifth Avenue, New York, NY 10103
ABA No.:	021000089
SWIFT:	CITI US 33
Account:	Loeb & Loeb LLP Escrow Account
Account No.:	24576266
Reference:	Spring Creek Acquisition Corp. (211819-10001)

1.3.           The Escrow Agent shall continue to hold the Escrowed Funds, subject to the terms hereof and without the accrual of any interest thereon, until it receives instructions to release the Escrowed Funds with respect to some or all of the shares as follows:

(a)           Upon receipt of a notice from the Seller that the Call Option has been exercised and such exercise has been closed in accordance with the Option Agreement, the Escrow Agent shall release $8.400 of the Escrowed Funds to the Company for each Share covered by the relevant exercise notice;

(b)           Upon the Company delivering to the Escrow Agent a Release Notice, in the form attached hereto as Exhibit A (each, a “Release Notice”), the Escrow Agent shall release the Escrowed Funds to the Seller in accordance with the Release Notice; or

(c)           Within 5 business days of receiving (i) a copy of the written notice from the Seller to the Company exercising the Put Option, (ii) an affidavit from an officer of the Seller that such notice was delivered in a timely fashion to the Company, and (iii) a written notice from the Company’s transfer agent or the Company that the applicable Shares have been tendered to the transfer agent or the Company, the Escrow Agent shall release $8.400 of the Escrowed Funds to the Company for each Share covered by the relevant exercise notice. In the event that such amounts are not distributed to the Seller within 5 business days of the date such materials are received, the Company shall pay to the Seller, in addition to the amounts owed under this Agreement, an amount equal to 3% of the amount that remains undistributed pursuant to this Agreement per month, pro rated on a daily basis.

(d)           In the event that any amounts remain in escrow for which no Put Option or Call Option has been exercised and for which no dispute exists by the end of the two week period commencing on the six month anniversary of the closing of the Acquisition, then the Escrow Agent shall release any amounts remaining in escrow to the Company.

1.4.           At any time upon the receipt of a written request executed by each of the Company, the Seller and AutoChina to the Escrow Agent, the Escrow Agent shall promptly return the Escrowed Funds to the Company pursuant to written wire instructions to be delivered by the Company to the Escrow Agent.

1.5.           Upon the exercise of the Put Option, a Seller shall deliver a notice of such exercise to the Escrow Agent.

ARTICLE II

MISCELLANEOUS

2.1.           No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained.  No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

2.2.           All notices or other communications required or permitted hereunder shall be in writing, and shall be sent to the addresses set forth in the Option Agreement.

2.3.           This Escrow Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties hereto.

2.4.           This Escrow Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto.  This Escrow Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

2.5.           Whenever required by the context of this Escrow Agreement, the singular shall include the plural and masculine shall include the feminine.  This Escrow Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same.  Unless otherwise indicated, all references to Articles are to this Escrow Agreement.

2.6.           The parties hereto expressly agree that this Escrow Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of New York, without regard to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.  Any action to enforce, arising out of, or relating in any way to, any provisions of this Escrow Agreement shall only be brought in a state or Federal court sitting in New York City, Borough of Manhattan.

2.7.           The Escrow Agent’s duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company, each Seller and the Escrow Agent.

2.8.           The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties.  The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith and in the absence of gross negligence, fraud or willful misconduct, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent’s attorneys-at-law shall be conclusive evidence of such good faith, in the absence of gross negligence, fraud or willful misconduct.

2.9.           The Escrow Agent shall not be liable in any respect on account of the identity, authorization or rights of the parties executing or delivering or purporting to execute or deliver the Option Agreement or any documents or papers deposited or called for thereunder in the absence of gross negligence, fraud or willful misconduct.  In no event shall the Escrow Agent be liable, directly or indirectly, for any damages or expenses arising out of the services provided hereunder, other than damages which result from the Escrow Agent’s gross negligence or willful misconduct

2.10.         Escrow Agent may resign upon 30 days advance written notice to the other parties to this Agreement. If a successor escrow agent is not appointed within the 30-day period following such notice, Escrow Agent may petition any court of competent jurisdiction to name a successor escrow agent or interplead the Escrowed Funds with such court, whereupon Escrow Agent’s duties hereunder shall terminate.

2.11.         If the Escrow Agent reasonably requires other or further instruments in connection with this Escrow Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

2.12.         It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the Escrowed Funds held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent’s sole discretion (1) to retain in the Escrow Agent’s possession without liability to anyone all or any part of said Escrowed Funds until such disputes shall have been settled either by mutual written agreement of the parties concerned by a final order, decree or judgment or a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to deliver the Escrowed Funds and any other property held by the Escrow Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in the City of New York, Borough of Manhattan, in accordance with the applicable procedure therefor.

2.13.         Each of the Company, the Seller and AutoChina agrees to indemnify and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby or by the Option Agreement other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, fraud or willful misconduct of the Escrow Agent.

[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE TO ESCROW AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SPRING CREEK ACQUISITION CORP.

By:	/s/ James Sha
Name: James Sha
Title: Chief Executive Officer

AUTOCHINA GROUP, INC.

By:	/s/ Yong Hui Li
Name: Yong Hui Li
Title: President

ESCROW AGENT:

LOEB & LOEB LLP

By:	/s/ Mitchell S. Nussbaum
Name: Mitchell S. Nussbaum
Title: Partner

[SELLERS’ SIGNATURE PAGE FOLLOWS]

[SELLER’S SIGNATURE PAGE TO ESCROW AGREEMENT]

VICTORY PARK SPECIAL SITUATIONS MASTER FUND, LTD.
By: Victory Park Capital Advisors, LLC
Its: Investment Manager

By:	/s/ Scott R. Zemnick
Name: Scott R. Zemnick
Title: General Counsel

VICTORY PARK CREDIT OPPORTUNITIES MASTER FUND, LTD.
By: Victory Park Capital Advisors, LLC
Its: Investment Manager

By:	/s/ Scott R. Zemnick
Name: Scott R. Zemnick
Title: General Counsel

Exhibit A to
Escrow Agreement

RELEASE NOTICE

The Company, pursuant to the Escrow Agreement dated as of April __, 2009 among the Company, the Seller, AutoChina, the Shareholder and Loeb & Loeb LLP, as Escrow Agent (the “Escrow Agreement”), hereby instructs the Escrow Agent to release $[____] per Share with respect to [_________] Shares (an aggregate of $[________]) of the Funds to the account and in the amount specified below:

•	$[___________] to Seller [__], pursuant to the following wire transfer instructions:

[WIRE INSTRUCTIONS]

The remainder of the Escrowed Funds shall be held by the Escrow Agent in accordance with the terms of the Escrow Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has caused this Release Notice to be duly executed and delivered as of this ___ day of ____________, 2009.

SPRING CREEK ACQUISITION CORP.

By:
Name:
Title:

Exhibit B to
Escrow Agreement

RELEASE REQUEST

The undersigned Seller(s), pursuant to the Escrow Agreement dated as of April __, 2009 among the Company, the Seller, AutoChina, the Shareholder and Loeb & Loeb LLP, as Escrow Agent (the “Escrow Agreement”), hereby notifies the Escrow Agent that the Company has failed to close on the shares pursuant to the attached exercise notice in accordance with the terms of the Option Agreement, and instructs the Escrow Agent to notify the Company and each of the Seller of this Release Request.  In the event the Company does not object to this Release Request within 10 business days from the date the Escrow Agent provides notice hereof to the Company, the Escrow Agent is hereby instructed to release $[____] per Share with respect to [_________] Shares (an aggregate of $[________]) of the Escrowed Funds to the account and in the amount specified below:

•	$[___________] to Seller [__], pursuant to the following wire transfer instructions:

[WIRE INSTRUCTIONS]

The remainder of the Escrowed Funds shall be held by the Escrow Agent in accordance with the terms of the Escrow Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has caused this Release Notice to be duly executed and delivered as of this ___ day of ____________, 2009.

[SELLER]

By:
Name:
Title: